EXHIBIT 8(aa)

               FORM OF AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                     WITH T. ROWE PRICE INTERNATIONAL SERIES




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                                  EXHIBIT 8(aa)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                   ------------------------------------------

                                      AMONG

                    T. ROWE PRICE INTERNATIONAL SERIES, INC.,

                     T. ROWE PRICE INVESTMENT SERVICES, INC.

                                       AND

                       INDIANAPOLIS LIFE INSURANCE COMPANY
           (SUCCESSOR IN INTEREST TO IL ANNUITY AND INSURANCE COMPANY)

         The Participation Agreement, made and entered into as of September 5, 1995 and amended on June 1, 2001, by and among INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its behalf and on behalf of each segregated asset account of the Company set forth on the attached Schedule A, and the undersigned funds, each, a corporation organized under the laws of Maryland, and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company. Indianapolis Life Insurance Company shall be deemed to make all representations and warranties and shall accept all duties and obligations of IL Annuity and Insurance Company under this Participation Agreement.

         2. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

                                   Article XI

                                     Notices
                                     -------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:           T. Rowe Price Associates, Inc.
                                   100 East Pratt Street
                                   Baltimore, Maryland 21202
                                   Attention: [Henry H. Hopkins, Esq.]

         If to the Company         Indianapolis Life Insurance Company
                                   555 South Kansas Avenue
                                   Topeka, Kansas 66603
                                   Attention:  Michael H. Miller, Vice President

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         And                       Ameritas Life Insurance Corp.
                                   5900 O Street
                                   Lincoln, Nebraska 68510
                                   Attention: Debra Powell

         If to the Underwriter:    T. Rowe Price Associates, Inc.
                                   100 East Pratt Street
                                   Baltimore, Maryland 21202
                                   Attention: [Terrie Westren]
                                   Copy to: [Henry H. Hopkins, Esq.]

4. Schedule A shall be deleted and replaced with the attached Schedule A.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on behalf of its duly authorized representative as of June 30, 2003.

COMPANY:                           INDIANAPOLIS LIFE INSURANCE COMPANY
                                   By its authorized officer
                                   By:__________________________________
                                   Title:_______________________________

FUND:                              T. ROWE PRICE INTERNATIONAL SERIES, INC.
                                   By its authorized officer
                                   By:__________________________________
                                   Title:_______________________________
UNDERWRITER:
                                   T. ROWE PRICE INVESTMENT SERVICES, INC.
                                   By its authorized officer
                                   By:__________________________________
                                   Title:_______________________________

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

                                                               SCHEDULE A
                                                               ----------

         NAME OF SEPARATE ACCOUNT AND DATE                 CONTRACTS FUNDED BY
         ESTABLISHED BY BOARD OF DIRECTORS                  SEPARATE ACCOUNT                     DESIGNATED PORTFOLIOS
         ---------------------------------                  ----------------                     ---------------------
         ILICO Separate Account 1 (11-1-94)                       VA-95                  T. Rowe Price International Series Inc.
                                                                  VCA-97                 ---------------------------------------
                                                                                         o  T. Rowe Price International Stock
                                                                                            Portfolio

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